Exhibit 10.3

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), is entered into as of September 23, 2019, among SAEXPLORATION HOLDINGS, INC., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below and, together with the Issuer, the “Company Indenture Parties”), and the Holders (as defined in the Indenture) party hereto (the “Forbearing Holders”), together holding more than 75% in aggregate outstanding principal amount of the Notes (as defined below).

RECITALS:

A. The Issuer, the Guarantors, and Wilmington Savings Fund Society FSB, as trustee and collateral trustee under and as defined in the Indenture (in such capacity, the “Trustee”), are party to that certain Senior Secured Convertible Notes Indenture, dated as of September 26, 2018 (as heretofore amended or otherwise modified, the “Indenture”), which governs the $60,000,000 aggregate principal amount of 6.00% Senior Secured Convertible Notes due 2023 (the “Notes”) of which more than 75% in aggregate outstanding principal amount is held by the Forbearing Holders.

B. Certain Defaults and Events of Default under the Indenture have occurred and certain other Defaults or Events of Default may have occurred or are anticipated to occur, in each case as more specifically described in Exhibit A attached hereto.

C. The Company Indenture Parties have requested that the Forbearing Holders, upon the terms and conditions set forth in this Agreement, forbear during the Forbearance Period (as defined below) from exercising certain rights and remedies arising from or in respect of the Existing Defaults (as defined on Exhibit A) and the Potential Defaults (as defined on Exhibit A).

D. The Forbearing Holders are willing to grant such forbearance subject to the terms and conditions of this Agreement and the other Indenture Documents.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Indenture. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

“ABL Credit Agreement” means that certain Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018, among SAExploration, Inc., as borrower, the guarantors party thereto, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, as amended or otherwise modified.

“ABL Forbearance Agreement” means that certain Forbearance Agreement, dated as of the date hereof, among SAExploration, Inc., the guarantors under the ABL Credit Agreement, and lenders under the ABL Credit Agreement constituting the “Required Lenders” (as defined under the ABL Credit Agreement), related to the ABL Credit Agreement.

“Cash Flow Forecast” has the meaning given to such term in Section 5.1 hereof.

“Disclosure Restrictions” means none of the Company Indenture Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that in their good faith judgment constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which in their good faith judgment disclosure is prohibited by any Legal Requirement or any binding agreement or (iii) that in their good faith judgment is subject to attorney client or similar privilege or constitutes attorney work product.

“Effective Date” has the meaning given to such term in Section 3 hereof.

“Existing Defaults” has the meaning given to such term in Exhibit A attached hereto.

“Forbearance Period” means the period commencing on the Effective Date and continuing until the Termination Date.

“Initial Cash Flow Forecast” has the meaning given to such term in Section 3.2 hereof.

“Potential Defaults” has the meaning given to such term in Exhibit A attached hereto.

“Released Person” has the meaning given to such term in Section 7 hereof.

“Restatement Date” means the date that the Issuer has filed its restated consolidated financial statements relating to each of the fiscal years ended December 31, 2015, 2016, 2017 and 2018 contained in its Annual Reports on Form 10-K and its condensed consolidated financial statements for the quarters and year-to-date periods ended June 30 and September 30, 2015; March 31, June 30 and September 30, 2016; March 31, June 30 and September 30, 2017; March 31, June 30 and September 30, 2018; and March 31, 2019 with the SEC as contemplated by the Issuer’s Form 8-K filed with the SEC on August 16, 2019.

“Term Loan Credit Agreement” means that certain Term Loan and Security Agreement, dated as of June 26, 2016, among Issuer, as borrower, the guarantors party thereto, the lenders party thereto, and Delaware Trust Company, as collateral agent and administrative agent, as amended or otherwise modified.

“Term Loan Forbearance Agreement” means that certain Forbearance Agreement, dated as of the date hereof, among Issuer, the guarantors under the Term Loan Credit Agreement, and lenders under the Term Loan Credit Agreement constituting the “Required Lenders” (as defined under the Term Loan Credit Agreement), related to the Term Loan Credit Agreement.

“Termination Date” means 5:00 p.m. on the earlier of (i) November 30, 2019 or (ii) the date on which a Termination Event occurs.

“Termination Event” means the occurrence of any of the following: (i) the receipt by the Company Indenture Parties of a written notice from Forbearing Holders holding more than 75% in aggregate outstanding principal amount of the Notes terminating the Forbearance Period if (A) any representation or warranty made herein by any Company Indenture Party shall be false in any material respect when made, (B) any Company Indenture Party shall fail to perform, observe or comply with any of its covenants and agreements contained in this Agreement, including without limitation, any breach of Section 5 hereof, which failure is not remedied within one (1) Business Day after any Company Indenture Party receives from any Forbearing Holder written notice thereof, (C) any Event of Default, other than an Existing Default, a Potential Default, or an Event of Default pursuant to Sections 9.01(e)(vi) or 9.01(e)(vii) of the Indenture, shall have occurred and be continuing, or (D) the “Termination Date” or any “Termination Event” (each, as defined in the ABL Forbearance Agreement or the Term Loan Forbearance Agreement, as applicable) shall occur, or the ABL Forbearance Agreement or the Term Loan Forbearance Agreement shall otherwise cease to be in full force and effect, or (E) the second Business Day following the Restatement Date, or (ii) any Event of Default pursuant to Sections 9.01(e)(vi) or 9.01(e)(vii) of the Indenture.

2. Forbearance; Acknowledgments.

2.1. As of the date hereof, each Company Indenture Party specifically acknowledges the occurrence and continuation of the Existing Defaults. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Forbearing Holders hereby agree to forbear during the Forbearance Period from exercising all rights and remedies under the Indenture Documents and applicable law in respect of or arising as a result of the occurrence or continuance of any of the Existing Defaults or Potential Defaults. On and after the Termination Date, the Forbearing Holders’ agreement hereunder to forbear shall terminate automatically without further act or action by any Forbearing Holder, and the Forbearing Holders shall be entitled to exercise any and all rights and remedies available to them under this Agreement and the other Indenture Documents at law, in equity or otherwise, in each case, with respect to the Existing Defaults and Potential Defaults. For the avoidance of doubt, the foregoing forbearance shall not prohibit the Forbearing Holders from delivering, or instructing the Trustee to deliver, notices of any other Defaults, Events of Default or a Termination Event.

2.2. Notwithstanding the foregoing, the forbearance granted by the Forbearing Holders shall not constitute, and shall not be deemed to constitute, a waiver of any of the Existing Defaults, any of the Potential Defaults, or any other Default or Event of Default under the Indenture Documents, and no Forbearing Holder has agreed to forbear with respect to any of their respective rights or remedies concerning any Default or Event of Default (other than, during the Forbearance Period, the Existing Defaults and Potential Defaults, in each case solely to the extent set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Except as expressly set forth in Section 2.1 above, the Forbearing Holders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Indenture and the other Indenture Documents, at law or otherwise, as a result of any Default or Event of Default which may be continuing on the date hereof or any Default or Event of Default which may occur after the date hereof, and the Forbearing Holders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on any of their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

2.3. Each Company Indenture Party hereby acknowledges that as of the close of business on August 31, 2019, the outstanding principal amount of the Notes was $60,000,000.

3. Conditions Precedent. This Agreement shall be effective beginning on the first date that each condition precedent set forth in this Section 3 is satisfied (the “Effective Date”):

3.1. Signed Agreement. Each of the parties hereto shall have received counterparts of this Agreement duly executed by the Company Indenture Parties and Forbearing Holders holding more than 75% in aggregate outstanding principal amount of the Notes.

3.2. Initial Cash Flow Forecast. The Issuer shall have furnished to the Forbearing Holders a 13-week cash flow forecast setting forth all sources and uses of cash and beginning and ending balances, in form and substance reasonably satisfactory to the Forbearing Holders (the “Initial Cash Flow Forecast”).

3.3. Expenses. Paul, Weiss, Rifkind, Wharton & Garrison, LLP (“Paul, Weiss”), as counsel to the Forbearing Holders, shall have received payment of its retainer in the amount of $100,000.00 in accordance with that certain letter agreement, dated August 30, 2019 (the “Paul, Weiss Fee Letter”), between Paul, Weiss and Issuer.

3.4. ABL and Convertible Notes Forbearance Agreements. (a) The ABL Forbearance Agreement and (b) the Term Loan Forbearance Agreement, each in form and substance satisfactory to the Forbearing Holders, shall have been executed by the parties thereto, and shall have become effective, in each case, substantially concurrently with the effectiveness of this Agreement, and, substantially concurrently with the effectiveness of this Agreement, the Forbearing Holders shall have received fully executed copies thereof and copies of any and all documents that are required to be delivered thereunder at or prior to the effectiveness thereof.

4. Representations and Warranties. To induce the Forbearing Holders to enter into this Agreement, each Company Indenture Party hereby represents and warrants as of the Effective Date as follows:

4.1. Due Organization and Qualification. Each Company Indenture Party and each Domestic Subsidiary (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the other Indenture Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

4.2. Due Authorization; No Conflict. The execution, delivery, and performance by each Company Indenture Party of this Agreement and the other Indenture Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Company Indenture Party or Domestic

Subsidiary, the Governing Documents of any Company Indenture Party or Domestic Subsidiary, or any order, judgment, or decree of any court or other Governmental Authority binding on any Company Indenture Party or Domestic Subsidiary, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Company Indenture Party or Domestic Subsidiary, except to the extent that any such conflict, breach or default has been waived or could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Company Indenture Party, other than Permitted Liens, or (iv) require any approval of any Company Indenture Party’s interest holders or any approval or consent of any Person under any Material Contract of any Company Indenture Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause Material Adverse Change.

4.3. Binding Obligations. This Agreement and each other Indenture Document has been duly executed and delivered by each Company Indenture Party that is a party thereto and is the legally valid and binding obligation of such Company Indenture Party, enforceable against such Company Indenture Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4.4. No Other Defaults. Except for the Existing Defaults and any Potential Defaults, no other Default or Event of Default has occurred and is continuing.

4.5. No Defenses. No Company Indenture Party has any defenses to payment, counterclaims, or rights of setoff or recoupment with respect to any Obligations applicable to such Company Indenture Party owing to the Trustee or any Holder as of the Effective Date.

5. Covenants. During the Forbearance Period, each Company Indenture Party shall comply with the covenants set forth in this Section 5 in addition to the covenants in the Indenture and any other Indenture Documents (it being understood and agreed that the occurrence and continuance of the Existing Defaults or any Potential Defaults shall not constitute a breach of this Section 5).

5.1. Cash Flow Forecasts. The Company Indenture Parties shall furnish to the Forbearing Holders no later than 11 a.m. Houston time on the Wednesday of each week beginning with the first full calendar week following the delivery of the Initial Cash Flow Forecast, (i) an updated weekly 13-week cash flow forecast (together with the Initial Cash Flow Forecast, each, a “Cash Flow Forecast”), substantially in the form of the Initial Cash Flow Forecast or otherwise in form reasonably acceptable to the Forbearing Holders, and (ii) a variance report reconciling the prior week’s Cash Flow Forecast to the actual sources and uses of cash for the prior week, along with an explanation of material variances. Subject to the Disclosure Restrictions, the Company Indenture Parties shall also provide the Forbearing Holders reasonable access to their management during normal business hours to discuss any variances.

5.2. Status Calls. Subject to the Disclosure Restrictions, the Company Indenture Parties shall make their representatives and advisors available for conference calls to be conducted on a periodic basis as requested by the Forbearing Holders, but no less frequently than once a week, for the purpose of informing the Forbearing Holders of the Company Indenture Parties’ liquidity, the on-going discussion of the development of the operating plan of the Company Indenture Parties’ management team, the status and progress of restructuring negotiations and the status and progress of diligence, negotiations, documentation related thereto.

5.3. Other Documentation. Subject to the Disclosure Restrictions, the Company Indenture Parties shall provide to the Forbearing Holders such other documents, instruments and agreements as may be reasonably requested by any Forbearing Holder on or after the date of this Agreement, all in form and substance reasonably satisfactory to the Forbearing Holders.

5.4. Expenses. The Company Indenture Parties acknowledge that Paul, Weiss has been engaged as legal counsel to the Forbearing Holders, and that the Forbearing Holders and/or Paul, Weiss may retain one law firm in each relevant jurisdiction to act as local counsel where reasonably necessary. The Company Indenture Parties shall pay all amounts payable to Paul, Weiss pursuant to the Paul, Weiss Fee Letter at the times specified therein. Without limitation of the foregoing, the Company Indenture Parties shall pay all reasonable documented out-of-pocket costs and expenses of the Forbearing Holders (including reasonable documented out-of-pocket attorneys’ fees, including, without limitation, local counsel fees of one law firm per jurisdiction) in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement of, or advice in respect of the rights or responsibilities of the Forbearing Holders under, this Agreement and the other Indenture Documents, in each case promptly (and, in any event, by no later than three (3) Business Days) following submission of invoices therefor. All amounts payable pursuant to this Section 5.4 shall constitute Obligations.

6. Ratification of Indenture Documents and Collateral. Each Company Indenture Party hereby acknowledges, ratifies, reaffirms and agrees that each of the Indenture Documents to which it is a party, and the Liens and security interests created thereby in favor of the Trustee, for the benefit of the Secured Parties, in the Collateral, are and will remain in full force and effect and binding on such Company Indenture Party, and are enforceable in accordance with their respective terms and applicable law. By its execution hereof, each Company Indenture Party (in its individual capacity and in its capacity as member, shareholder or partner of each other Company Indenture Party, as applicable) acknowledges, ratifies and reaffirms all of the terms and provisions of the Indenture Documents and the enforceability thereof against it. Without limitation of the foregoing, the Issuer hereby acknowledges, ratifies and confirms the Indenture and all of its debts and obligations to the Trustee and the Holders thereunder; and each Guarantor hereby acknowledges, ratifies and confirms its guaranty of all Obligations under the Indenture.

7. NO DEFENSES; RELEASE. EACH COMPANY INDENTURE PARTY (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, AS OF THE DATE HEREOF, IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, OR DEFENSES TO THE OBLIGATIONS, OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF THE TRUSTEE.

IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE FORBEARING HOLDERS TO ENTER INTO THIS AGREEMENT, EACH COMPANY INDENTURE PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES EACH FORBEARING HOLDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND ANY OF THEIR AND THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, OR REPRESENTATIVES, OR ANY OF THE RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY, THE “RELEASED PERSONS”) FROM, AND COVENANTS NOT TO SUE THE RELEASED PERSONS FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECTLY ARISING OUT OF OR FROM OR RELATED TO ANY OF THE INDENTURE DOCUMENTS (EXCLUDING SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS OR EXPENSES WHICH ARISE FROM ANY RELEASED PERSON’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE), WHICH ANY COMPANY INDENTURE PARTY OWNS AND HOLDS AS OF THE DATE HEREOF, OR HAS AT ANY TIME PRIOR TO THE DATE HEREOF OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE RELEASED PERSONS BY ANY COMPANY INDENTURE PARTY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY COMPANY INDENTURE PARTY IN FAVOR OF ANY OF THE RELEASED PERSONS.

8. No Obligation. Each Company Indenture Party hereby acknowledges and understands that upon the expiration or earlier termination of the Forbearance Period, if any Existing Default shall be continuing, or if any Potential Default shall have occurred and be continuing, and, in each case, such Existing Default or Potential Default has not been waived by written agreement in accordance with the Indenture, or if there shall at any time exist any other Event of Default, then the Trustee and the Holders shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Collateral and/or institution of legal proceedings, in accordance with the Indenture Documents. The Trustee and the Holders shall have no obligation whatsoever to extend the maturity of the Obligations, waive any Default or Event of Default, defer any payments, or further forbear from exercising their rights and remedies.

9. No Implied Waivers. No failure or delay on the part of any Forbearing Holder in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Indenture or any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Indenture or any other Indenture Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10. Survival of Representations and Warranties. All representations and warranties made by the Company Indenture Parties in this Agreement shall be considered to have been relied upon by the other parties hereto and thereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any such party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty, and shall continue in full force and effect as long as any of the Obligations is outstanding and unpaid.

11. Review and Construction of Documents. Each Company Indenture Party hereby acknowledges, and represents and warrants to the Forbearing Holders that, such Company Indenture Party has (a) had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, (b) reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, and (c) executed this Agreement of its own free will and volition.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the other Indenture Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Company Indenture Parties and Forbearing Holders holding more than 75% in aggregate outstanding principal amount of the Notes; provided that clause (i) of the definition of “Termination Date” in Section 1 of this Agreement may also be amended pursuant to an e-mail in which the Company Indenture Parties and Forbearing Holders holding more than 75% in aggregate outstanding principal amount of the Notes (or their respective advisors, including Paul, Weiss) affirmatively consent to such proposed amendment in such e-mail. The Indenture Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

13. Notices. All notices, requests, demands and other communications under this Agreement shall be given in accordance with Section 21.04 of the Indenture, provided that courtesy copy of any notice (a) given to any Company Indenture Party shall be delivered to Porter Hedges LLP, 1000 Main Street, 35th Floor, Houston, Texas 77002, to the attention of E. James Cowen and Joyce K. Soliman, and (b) given to the Forbearing Holders shall also be delivered to Paul, Weiss, Rifkind, Wharton & Garrison, LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, to the attention of Andrew N. Rosenberg, Esq. and Brian Bolin, Esq.

14. Successors and Assigns.

(a) This Agreement will be binding upon and inure to the benefit of, but only to the benefit of, Issuer, the other Company Indenture Parties, and the Forbearing Holders and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Indenture Document, none of Issuer nor any other Company Indenture Party shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) During the Forbearance Period, no Forbearing Holder may sell, transfer, negotiate or assign all or any portion of its rights and obligations under the Indenture and the Notes to any other person unless (a) the person acquiring such rights (i) is a Forbearing Holder at the time of such transfer, or (ii) prior to such sale, transfer, negotiation or assignment, agrees in writing to be bound by this Agreement and enters into a forbearance joinder agreement in form and substance reasonably satisfactory to the Company Indenture Parties, and (b) such transferring Forbearing Holder promptly notifies the Company Indenture Parties and the other Forbearing Holders party hereto of such transfer. This Agreement shall in no way be construed to preclude any Forbearing Holder party hereto from acquiring additional Obligations; provided, that such additional Obligations shall automatically become subject to the terms of this Agreement.

15. Controlling Effect. The parties hereto hereby agree that this Agreement shall be a “Indenture Document” as defined in the Indenture. In the event of a conflict or inconsistency between this Agreement and the Indenture or any other Indenture Document, this Agreement shall control.

16. Other Terms. No act committed or action taken by any Forbearing Holder under this Agreement or the other Indenture Documents will be used, construed, or deemed to hold such person to be in control of any Company Indenture Party, or the governance, management or operations of any Company Indenture Party for any purpose, without limitation, or to be participating in the management of any Company Indenture Party or acting as a “responsible person” or “owner or operator” or a person in “control,” “possession,” “charge,” “care,” or “management” with respect to the governance, management or operation of any Company Indenture Party or their respective businesses or property (as such terms, or any similar terms, are used in any bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, CERCLA, or any other environmental protection and safety laws, each as may be amended from time to time, or any other federal or state statute, at law, in equity or otherwise) by virtue of the interests, rights and remedies granted to or conferred upon the Forbearing Holders under this Agreement or the other Indenture Documents.

17. Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

18. Governing Law. The validity of this Agreement and the other Indenture Documents (unless expressly provided to the contrary in another Indenture Document in respect of such other Indenture Document), the construction, interpretation, and enforcement hereof and thereof, and the rights of the parties hereto and thereto with respect to all matters arising hereunder or thereunder or related hereto or thereto as well as all claims, controversies or disputes arising under or related to this Agreement and the other Indenture Documents shall be determined under, governed by, and construed in accordance with the laws of the state of New York, without regard to the conflicts of laws principles thereof that would require the application of the laws of another jurisdiction.

19. Interpretation. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation.” All representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

20. Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

21. Counterparts, Electronic Execution. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission (including email transmission of a PDF image) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

22. Further Assurances. Each Company Indenture Party agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Forbearing Holders as necessary or advisable to carry out the intents and purposes of this Agreement.

23. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ISSUER, EACH OTHER COMPANY INDENTURE PARTY, AND EACH FORBEARING HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER INDENTURE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”). ISSUER, EACH OTHER COMPANY INDENTURE PARTY, AND EACH FORBEARING HOLDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ISSUER:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim President

GUARANTORS:

SAEXPLORATION, INC.

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

SAEXPLORATION SUB, INC.

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

NES, LLC

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

[Signature Page to Forbearance Agreement]

FORBEARING HOLDERS:

WHITEBOX ASYMMETRIC PARTNERS, L.P.
By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

WHITEBOX CREDIT PARTNERS, L.P.

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

[Signature Page to Forbearance Agreement]

FORBEARING HOLDERS:

HIGHBRIDGE MSF INTERNATIONAL LTD.
By Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.
By Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Forbearance Agreement]

FORBEARING HOLDERS:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF, L.P.

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

[Signature Page to Forbearance Agreement]

BLUEMOUNTAIN SUMMIT TRADING, L.P.

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

[Signature Page to Forbearance Agreement]

FORBEARING HOLDER:

JOHN PECORA

By:	/s/ John Pecora

[Signature Page to Forbearance Agreement]

Exhibit A

Reference is hereby made to the Issuer’s current reports on Form 8-K filed on August 14, 2019, and on August 22, 2019, with the U.S. Securities Exchange Commission and the disclosure of events and circumstances affecting the Company Indenture Parties described therein (collectively, the “Material Events”).

EXISTING DEFAULTS

In connection with or as a result of the Material Events, the following Events of Default have occurred and are continuing (collectively, the “Existing Defaults”):

1.

Events of Default under Section 9.01(e)(ii) of the Indenture as a result of the failure to prepare in accordance with GAAP, and the failure of certain related disclosures to comply with the requirements of the Exchange Act with respect thereto: (a) unaudited financial statements for each fiscal quarter occurring in 2015, 2016, 2017, 2018, and for the fiscal quarters ending March 31, 2019, and June 30, 2019, and (b) audited financial statements for fiscal years ended December 31, 2015, 2016, 2017 and 2018.

2.

Events of Default under 9.01(e)(i) of the Indenture as a result of the failure to notify the Trustee if any written information, exhibit, or report furnished to the Trustee or the Collateral Trustee or the Holders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, in each case that arises from or is related to the Material Events or the Existing Defaults.

3.

Events of Default under Section 9.01(e)(ii) of the Indenture as a result of the failure to timely file or furnish, pursuant to Section 4.05 of the Indenture, the financial statements for the fiscal quarter ended June 30, 2019, together with any applicable Officer’s Certificates.

4.

Events of Default under Section 9.01(e)(iv) of the Indenture as a result of any Company Indenture Party’s failure to notify the Trustee or any Holder as required by any Indenture Document of any Default or Event of Default, or any event or condition constituting a Default or Event of Default, and which arises from or is related to the Material Events.

5.

Events of Default under clauses (b), (c) and (d) of Section 9.01(e)(ix) of the Indenture as a result of multiple events of default having occurred under the Term Documents, the ABL Documents and the Existing Senior Notes Indenture and which occurred as a result of the Material Events or which are similar to the Existing Defaults.

6.	Any existing event of default under the ABL Documents or Term Documents which is the subject of a forbearance agreement entered into by the parties thereto contemporaneously with this Agreement.

Exhibit A

POTENTIAL DEFAULTS

In connection with or as a result of the Material Events, the following Defaults or Events of Default may have occurred or are anticipated to occur (collectively, the “Potential Defaults”):

1.

Any Default or Event of Default under Section 9.01(e)(iv) of the Indenture as a result of the Company Indenture Parties’ failure to notify the Trustee or any Holder as required by any Indenture Document of any Default or Event of Default, or any event or condition constituting a Default or Event of Default, that arises from or is related to the Material Events or the Existing Defaults.

2.

Any Default or Event of Default under 9.01(e)(i) of the Indenture as a result of any failure to notify the Trustee if any written information, exhibit, or report furnished to the Trustee or the Collateral Trustee or the Holders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, in each case solely as a result of the occurrence or continuance of a Default or Event of Default that arises from or is related to the Material Events or the Existing Defaults.

3.

Any Default or Event of Default under Section 9.01(e)(ii) of the Indenture as a result of the failure to timely file or furnish, pursuant to Section 4.05 of the Indenture, the financial statements for the fiscal quarter ended September 30, 2019, together with any applicable Officer’s Certificate.

4.

Events of Default under clauses (b), (c) and (d) of Section 9.01(e)(ix) of the Indenture as a result of anticipated defaults having occurred under the Term Documents, the ABL Documents and the Existing Senior Notes Indenture, and which are anticipated to occur as a result of the Material Events or which are similar to the Existing Defaults or Potential Defaults.

5.	Any anticipated default under the ABL Documents or Term Documents which is the subject of a forbearance agreement entered into by the parties thereto contemporaneously with this Agreement.

6.

Solely prior to September 27, 2019, any Event of Default under Section 9.01(e)(ix) of the Indenture as a result of a potential default under Section 6.01(2) of the Existing Senior Notes Indenture as a result of the Company Indenture Parties’ failure to pay all Indebtedness outstanding under the Issuer’s 10.000% Senior Notes due 2019 at the final maturity thereof.

Exhibit A